Exhibit 99.1
NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS OF
RENT-A-CENTER, INC.
__________________________________________________________
August 21, 2019
Upcoming JPMorgan Transition and Blackout Period
Starting October 1, 2019, JPMorgan will be the new service provider for the Rent-A-Center, Inc. 401(k) Retirement Savings Plan. In connection with the transition, the Sarbanes-Oxley Act prohibits Rent-A-Center’s Board of Directors and Section 16 Officers from trading in any equity security of Rent-A-Center during the time when plan participants are unable to direct or diversify investments in the Rent-A-Center stock fund held in plan accounts.
Prohibition on trading any Rent-A-Center equity security
As a result of the transition to a new service provider, you will be prohibited from trading in any Rent-A-Center equity from September 17, 2019 until the week of October 27, 2019 (the “SOX Blackout Period”). All of the SOX Blackout Period will occur during the regular quarterly blackout period for the third quarter under the Company’s insider trading policy (September 15, 2019 to November 6, 2019).
Additional Information
If you have any questions about the transition or the SOX Blackout Period, including as to the exact expiration of the SOX Blackout Period, please contact Dawn Wolverton at 972-801-1160 or dawn.wolverton@rentacenter.com.